                                                                   EXHIBIT 10.21

                                                                  Execution Copy

                              EMPLOYMENT AGREEMENT


               THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of the 19th day of January, 1998, between INTERVISUAL BOOKS, INC., a California corporation (the "Company"), and DAN P. REAVIS (the "Executive").

               In consideration of the promises and covenants set forth below, the parties hereto agree as follows:

               1. Employment.

                  The Company hereby agrees to employ Executive, and Executive hereby agrees to accept such employment with the Company, on the terms and conditions set forth herein.

               2. Term.

                  The employment of Executive by the Company as provided in this Agreement will commence on January 19,1998, (the "Start Date"), and end on January 19, 2001, unless sooner terminated as hereinafter provided. As a condition precedent to the effectiveness of this Agreement, Executive shall report for work at the principal executive offices of the Company on the Start Date. The Company and Executive shall attempt to negotiate in good faith between July 1, 2000, and September 30, 2000, the terms of employment of Executive by the Company for a period following the expiration of this Agreement.

               3. Position and Duties.

                  Executive shall serve as Executive Vice President and Chief Financial Officer of the Company, or such other position or positions as may be agreed upon by Executive and the Board of Directors. Executive shall at all times perform his duties and obligations faithfully and diligently and shall devote all his business time and best efforts exclusively to the business of the Company. Executive shall at all times industriously perform his duties under the supervision of and report to the President of the Company and shall accept and comply with all directions from and all policies established from time to time by the Chairman of the Board and Board of Directors of the Company. Executive's primary duties shall include, but not limited to, responsibility for the financial management of the Company and such other duties as may from time to time be prescribed by the Board of Directors and the President of the Company.

                  Executive shall promote the trade and business of the Company to the best of his ability and shall not willingly do anything to the prejudice of the Company's trade or business. Executive shall not at any time intentionally make any untrue statement regarding the Company and shall not after the termination of employment by the Company represent himself as being employed or connected with the Company. Executive shall not directly or indirectly render any services of a business, commercial or professional nature to any other person, entity or organization, whether for compensation or otherwise, without the prior written consent of the Company's Board of Directors. Executive shall adhere to all of the Company's policies and procedures applicable to Company's employees generally.

            4. Place of Performance.

               In connection with Executive's employment by the Company and except for required travel on Company business, Executive shall be based at the principal executive offices of the Company or such other place or places as the interests, needs, business and opportunities of the Company require or deem advisable and only upon mutual agreement with Executive.

            5. Compensation and Related Matters.

               (a) Salary. During the term of Executive's employment hereunder, the Company shall pay to Executive a salary of $175,000 per annum from the Start Date through January 18, 1999 and a salary of $183,750 per annum from January 19, 1999 through January 18, 2000 and a salary of $192,950 per annum from January 19, 2000 through January 18, 2001. Such salary shall be paid in equal semi-monthly installments (or such shorter intervals as the Company may elect) and shall accrue from day to day. Such salary shall be subject to any withholding or taxes the Company is required by law to make or pay.

               (b) Vacations. During the term of Executive's employment hereunder, Executive shall be entitled to three weeks of vacation in each calendar year, and to compensation with respect to earned but unused vacation days determined in accordance with the Company's vacation policy. Executive's vacation shall be scheduled by mutual agreement between the Executive and the Company's President.

               (c) Expenses. During the term of Executive's employment hereunder, Executive shall be entitled to receive reimbursement for all reasonable out-of-pocket travel and other expenses (excluding ordinary commuting expenses) incurred by Executive in performing Executive's services hereunder, provided that:

               (i) Each such expenditure is of a nature qualifying it as a proper business expenditure of the Company and is approved by the Company; and

               (ii) Executive furnishes to the Company adequate records and other documentary evidence required by the Company for the substantiation of such expenditures as proper business expenditures of the Company, and Executive otherwise complies with general Company policies with respect to expense reimbursement.

               (d) Stock Options. Executive acknowledges that, as additional compensation for Executive's employment hereunder, Executive will be granted nonstatutory stock options to acquire 175,000 shares of the Company's common stock at $2.00 per share pursuant to the Stock Option Agreement attached hereto as Exhibits A. The terms of such stock options shall be governed by the provisions of the Stock Option Agreements (including Executive's right to exercise such options upon termination.)

               (e) Medical Insurance. During the term of Executive's employment hereunder, Executive will be entitled to participate in any medical insurance plans from time to time generally applicable to and equivalent to that offered to the President of the Company during the term of Executive's employment hereunder.

                  (f) 401(k). During the term of Executive's employment hereunder, Executive will be entitled to participate in the Company's 401(k) plan, or other similar plans established by the Company, generally applicable to full-time employees of the Company.


               (6) Termination.

                  (a) Cause. The Company may at any time upon written notice to Executive terminate this Agreement and Executive's employment hereunder for Cause pursuant to the provisions of this Section 6(a). Executive shall be given written notice by the Board of Directors of its intention to terminate Executive for Cause, which notice shall state the acts or omissions that constitute grounds on which the proposed termination for Cause is based. In the Board of Director's reasonable business judgment, the Board shall permit Executive an opportunity to address the Board or a committee of one or more directors regarding the grounds on which the proposed termination for Cause is based. In every case, the good faith judgment of the Board of Directors shall be conclusive as to whether Cause for termination exists.

                  For purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment hereunder upon:

               (i) The breach by Executive of any material provision or covenant of this Agreement, and if such breach is susceptible to cure by Executive, the failure to effect such cure within twenty (20) days after written notice of such breach is given to the Executive; or

               (ii) The willful failure or neglect of Executive to perform Executive's duties hereunder or the gross negligence of Executive in the performance of such duties, and if such failure or gross negligence is susceptible to cure by Executive, the failure to effect such cure by Executive within twenty (20) days after written notice of such failure or gross negligence is given to Executive; or

               (iii) Except as permitted hereunder, Executive's unexplained and regular absences from the Company; or

               (iv) Executive's use of alcohol or illegal drugs, which use interferes with the performance of Executive's duties hereunder; or

               (v) Executive's indictment for a crime or for theft, embezzlement, fraud, misappropriation of funds or any other alleged act of dishonesty by Executive or Executive's indictment for any other felony or other crime involving moral turpitude; or

               (vi) Executive's violation of any law or ethical rule relating to Executive's employment by the Company, including, but not limited to a violation by Executive of Executive's fiduciary duty of loyalty to the Company which Executive owes to the Company as an officer and/or director; or

                      For purposes of this Agreement, an action shall be considered "willful" if it is done intentionally, purposely or knowingly.

                  (b) Death. This Agreement and Executive's employment hereunder shall terminate automatically upon Executive's death.

                  (c) Incapacity. If Executive becomes incapacitated during Executive's employment hereunder, this Agreement and Executive's employment hereunder shall terminate on the date of determination by the Board of Directors of the Company of such incapacity. As used herein, "incapacity" shall mean any physical or mental illness or disability, or both, which renders Executive incapable of performing substantially all of his managerial and executive services hereunder for 120 days or more in the aggregate during any calendar year, and which at any time after such 120 days the Company's Board of Directors shall determine continues to render Executive incapable of performing substantially all of his managerial and executive services hereunder. Any determination made in good faith by the Company's Board of Directors shall be conclusive and binding upon Executive.

                  (d) Without Cause. The Company shall be entitled to terminate this Agreement and Executive's employment hereunder at any time without Cause.

                  (e) Resignation. Executive shall be entitled to terminate this Agreement and Executive's employment hereunder at any time on thirty days prior written notice delivered by Executive to the Company.

                  (f) Notice of Termination. Any termination of Executive's employment by the Company or by Executive (other than termination pursuant to subsection 6(b) above) shall be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" means a notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth the circumstances which provide a basis for termination of Executive's employment under the provisions so indicated, and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date of this Agreement (which date shall not be more than 30 days after the giving of such notice).

                  (g) Date of Termination. "Date of Termination" shall mean the date of death, the date of receipt of the Notice of Termination or the date specified therein, as the case may be.

                  (h) Arbitration Rights. Nothing contained in this Section 6 shall contravene the Company and Executive's right and obligation to arbitrate disputes as provided for in Section 11 of this Agreement.

               7. Obligations of the Company Upon Termination.

                  (a) Termination for Cause. If this Agreement is terminated pursuant to Section 6(a), the Company shall have no further obligation or liability to Executive, except that Executive shall be entitled to receive only
(i) the portion of

Executive's salary as set forth in Section 5(a) which has been earned up to the Date of Termination, (ii) compensation for any accrued and unused vacation up to the Date of Termination, and (iii) reimbursement, subject to the requirements set forth in Section 5(c), for business expenses incurred up to the Date of Termination (collectively, the "Minimum Payments").

                      (b) Termination for Death or Disability. If this Agreement is terminated pursuant to Sections 6(b) or 6(c), the Company shall have no further obligation or liability to Executive, except that Executive shall be entitled to receive only the Minimum Payments.

                      (c) Termination Without Cause. If this Agreement is terminated by the Company pursuant to Section 6(d), the Company shall have no further obligation or liability to Executive, except that Executive shall be entitled to receive only (i) the Minimum Payments, and (ii) an amount equal to six (6) months salary based on executive's rate of pay at the date of termination. Any amounts owed to Executive pursuant to subsection (ii) above shall be paid semi-monthly through the company's regular payroll commencing one month from the Date of Termination until paid in full.

                      (d) Resignation. If this Agreement is terminated by Executive pursuant to Section 6(e), the Company shall have no further obligation or liability to Executive, except that Executive shall be entitled to receive only the Minimum Payments.

                      (e) Exclusivity of Payments. Upon termination of Executive's employment hereunder, Executive shall not be entitled to any severance payments or severance benefits from the Company or any payments by the Company on account of any claim for wrongful termination, including but not limited to claims under any federal, state or local human and civil rights or labor laws, other than the payments provided in this Section 7, except for any benefits which may be due to Executive in the normal course under any employee benefit plan of the Company which provides for benefits after termination of employment. Executive agrees that any right to receive payments hereunder upon termination of employment will cease if Executive breaches any provision of Sections 8 or 9 below.

                   8. Proprietary Information.

                      (a) Definition. Executive hereby acknowledges that Executive possesses and may make use of, acquire, create, develop or add to certain confidential and/or proprietary information regarding the Company and its business (whether in existence prior to, as of or after the date hereof, collectively, "Proprietary Information"), which Proprietary Information shall include, without limitation, all of the following materials and information (whether or not reduced to writing and whether or not patentable or protected by copyright): trade secrets, inventions, processes, formulae, programs, technical data, "know-how," manuals, confidential reports and communications, product sales or cost information, new product ideas or improvements, new packaging ideas or improvements, research and development programs, identities or lists of suppliers, vendors or customers, financial information and financial projections of the Company of any nature whatsoever, or any other confidential or proprietary information relating to the Company and/or its business. The term "Proprietary Information" does not include any information that (i) at the time of disclosure is generally available to and known by the public (other than as a result of its disclosure by Executive), (ii) was available to Executive prior to disclosure by the Company, provided that the person who was the source of such information was not known by Executive to be subject to an obligation of confidentiality to the Company, or (iii) becomes available to Executive on a non-confidential basis from a person other than the Company or its representatives, provided that the source of such information was not known by Executive to be subject to an obligation of confidentiality to the Company.

                      (b) Nondisclosure. During the term of this Agreement and thereafter, Executive will not, without the prior express written consent of the Board of Directors, disclose or make any use of any Proprietary Information except as may be required in the course of the performance of Executive's services under this Agreement.

                      (c) Ownership. Executive acknowledges and agrees that all right, title and interest in and to any Proprietary Information shall be and shall remain the exclusive property of the Company. Without limiting the foregoing, Executive shall assign to the Company any and all right, title or interest which Executive may have in all Proprietary Information made, developed or conceived of in whole or in part by Executive during his employment hereunder.

                      (d) Agreement Not to Solicit Customers. To protect the Proprietary Information and trade secrets of the Company, Executive agrees, during the term of this Agreement and for a period of one year after termination of this Agreement, not to, directly or indirectly, either on Executive's own behalf or on behalf of any other person or entity, attempt to intentionally persuade any customer of the Company to cease to do business or to reduce the amount of business which any customer of the Company has customarily done or contemplates doing with the Company. Executive agrees that the covenants contained in this paragraph are reasonable and desirable.

                      (e) Agreement Not to Solicit Employees. To protect the Proprietary Information and trade secrets of the Company, Executive agrees, during the term of this Agreement and for a period of one year after termination of this Agreement, not to, directly or indirectly, either on Executive's own behalf or on behalf of any other person or entity, solicit or employ any person who is an employee of the Company. Executive agrees that the covenants contained in this paragraph are reasonable and desirable.

                      (f) Proprietary Information Agreement. By execution of this Agreement, Executive agrees and acknowledges that he shall be bound by all of the terms of the Company's Proprietary Information Agreement attached hereto as Exhibit C. Executive has reviewed such Proprietary Information Agreement and agrees that any breach by Executive of any term or covenant contained therein shall constitute a breach by Executive of this Agreement.

            9. Protection of Property.

               All records, files, manuals, documents, specifications, lists of customers, banks, forms, materials, supplies, computer programs and other materials furnished to the Executive by the Company, used on its behalf or generated or obtained during the course of the performance of the Executive's services hereunder, shall be and remain the property of the Company. Executive shall be a holder thereof for the sole use and benefit of the Company, and shall safely keep and preserve such property, except as consumed in the normal business operations of the Company. Executive acknowledges that this property is not readily accessible to the Company's competitors. Upon termination of Executive's employment with the Company for any reason, Executive shall immediately deliver to the Company, or its authorized representative, all such property, including all copies, remaining in Executive's possession or control.

            10. Specific Performance.

                In the event of the breach by Executive of any of the provisions of Sections 8 or 9, the Company, in addition and supplementary to all other rights and remedies existing in its favor and notwithstanding the provisions of
Section 11 hereof, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions thereof.

            11. Arbitration.

                The parties hereto acknowledge that it is in their best interests to facilitate the informal resolution of any disputes arising out of this Agreement or otherwise by mutual cooperation and without resorting to litigation. As a result, if any party has a dispute arising hereunder or otherwise, including but not limited to any claim for breach of any contract or covenant (express or implied), tort claims, claims for discrimination (including, but not limited to, race, sex, religion, national origin, age, handicap or disability), claims for compensation or benefits (except where a benefit plan or pension plan or insurance policy specifies a different claims procedure) and claims for violation of any federal, state or other governmental law, statute, regulation or ordinance (except for claims involving workers' compensation benefits), and the parties are unable to reach agreement among themselves, then a settlement conference must be held within thirty (30) days upon receipt of a notice by the complaining party describing in detail the complaint and setting forth a proposed solution to the complaint. The settlement conference will be held in any Los Angeles office of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"). The complaining party must contact JAMS to schedule the conference and the parties must agree on a retired judge from the JAMS panel. If the parties are unable to agree upon such a retired judge, JAMS shall provide a list of three available judges and each party may strike one judge. The remaining judge will serve as the mediator at the settlement conference.

                If the dispute is not settled by the above-described format, the parties agree to submit the dispute to JAMS for binding arbitration. A three-judge panel will be selected to arbitrate the dispute. JAMS will provide the names of five potential arbitrators, giving each party the opportunity to strike one name. The remaining three arbitrators will serve as the arbitration panel. The parties agree that the arbitration must be initiated within six months after the claimed breach occurred and that failure to initiate arbitration within the six-month period constitutes an absolute bar from the institution of any new proceedings. Arbitration may be initiated by the aggrieved party by sending written notice of an intent to arbitrate by registered certified mail to all parties and to JAMS. The notice must contain a description of the dispute, the amount involved and the remedies sought. If and when a demand for arbitration is made by either party, the parties agree to execute a Submission Agreement provided by JAMS, setting forth the rights of the parties if the case is arbitrated and rules and procedures to be followed at the arbitration hearing.

                Nothing contained in this Section 11 shall prevent the Company from seeking and obtaining equitable relief in a court to enforce any of its rights under Sections 8 or 9 hereof.

            12. Additional Covenants of the Company.

                (a) The Company shall nominate Executive to its Board of Directors at the first meeting of the Board of Directors after the Start Date.

            13. Additional Covenants, Representations and Warranties of
Executive.

                (a) Executive hereby represents and warrants that the execution, delivery and performance of this Agreement by Executive does not (i) breach, or result in a default under, any agreement to which Executive is a party or by which Executive is bound, (ii) breach or otherwise violate any order, writ, judgment, order or decree binding upon Executive, or (iii) violate any applicable law or regulation.

                (b) Upon Executive's cessation of employment with the Company for any reason whatsoever, Executive shall thereupon be deemed to have resigned from the Board of Directors of the Company, every parent or subsidiary of the Company on which he is then serving as a director, and any other company on which Executive is then serving as a director at the request of the Company, in each case effective as of the date of cessation of employment.

            14. Reimbursement of Expenses.

                Executive shall promptly furnish to the Company adequate records and other documentary evidence as requested by the Company to substantiate any costs or expenses for which reimbursement is sought hereunder.

            15. Successors.

                This Agreement is personal to the Executive and is not assignable by the Executive otherwise than by will or the laws of descent and distribution without the prior written consent of the Company's Board of Directors. This Agreement shall inure the benefit of and be enforceable by Executive's legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

            16. Notice.

                For purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

               If to Executive:  Executive's address as on file with the Company

               If to Company:    Intervisual Books, Inc.
                                 2716 Ocean Park Blvd., #2020
                                 Santa Monica, California 90405
                                 Attention: Chairman of the Board

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt thereof.

            17. Entire Agreement.

                This Agreement, together with the documents referenced herein, contains the entire agreement of the parties hereto with respect to the subject matter hereof. It supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by the Company. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, written, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding.

            18. Amendment; Waiver; Governing Law.

                No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Executive and by such officer of the Company as may be specifically designated by the Company's Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

            19. Validity.

                The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

            20. Counterparts.

                This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

            21. Withholding of Taxes; Tax Reporting.

                The Company may withhold from any amounts payable under this Agreement all such Federal, state, city and other taxes, and may file with appropriate governmental authorities all such information, returns or other reports with respect to the tax consequences of any amounts payable under this Agreement, as may, in its reasonable judgment, be required by law.


                            [Signature Page Follows]

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                      INTERVISUAL BOOKS, INC.



                                       By:  /s/ Nathan N. Sheinman
                                          --------------------------------------
                                       Name:  Nathan N. Sheinman
                                       Title: President



                                       EXECUTIVE




                                       /s/ Dan P. Reavis